Exhibit 99.1

LRR Energy, L.P. Announces Revised 2012 Guidance

HOUSTON, TX, January 10, 2013 — LRR Energy, L.P. (NYSE: LRE) (“LRE” or “LRR Energy”) today announced revised 2012 full year guidance.  The revised guidance reflects preliminary operating and financial results for October and November 2012, and preliminary production results for December 2012.  As with our previously disclosed 2012 guidance, the guidance assumes the Permian Basin acquisition was effective January 1, 2012.  LRE closed the Permian Basin acquisition from its sponsor, Lime Rock Resources, on June 1, 2012.  Our previously issued financial statements for the first six months of 2012 were recast as if we had owned the acquired Permian Basin assets since our initial public offering because the transaction was between entities under common control. Our previously disclosed average production of 6,423 Boe per day for the nine months ended September 30, 2012 includes production from the Permian Basin acquisition from January 1, 2012, although the acquisition closed June 1, 2012.  The revised 2012 guidance does not include results from the Mid-continent acquisition from our sponsor that closed on January 3, 2013.

	Previous	Revised
Production (Boe per day)	6,250-6,400	6,300-6,350

LOE ($/Boe)	$10.50 - 11.00	$11.00 - 11.25

Capital Expenditures ($MM)
Maintenance	$21.0	$21.0
Growth and other	10.0	10.0
Total	$31.0	$31.0

The revised 2012 guidance set forth above sets forth management’s best estimate based on current and anticipated market conditions and other factors. While LRR Energy believes that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

Our estimated average net production for December 2012 is approximately 5,900 Boe per day.  As previously disclosed, we accelerated our 2012 capital program in the second and third quarters.  As a result, our development activity was significantly lower in the fourth quarter.  The December 2012 production rate reflects the lower development activity, our properties’ natural production decline and flush production decline related to our successful second and third quarter development program.  We have resumed normal development activity in January 2013.

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America. LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events. Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Forward-looking statements in this press release relate to, among other things, LRR Energy’s expectations regarding future results, production volumes, lease operating expenses and capital expenditures. Actual results and future events could differ materially from those anticipated or implied in such statements. Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise. All forward-looking statements are qualified in their entirety by this cautionary statement.

INVESTOR CONTACTS:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com